MARKETING MATERIALS

prepared for:

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

MUTUAL HOLDING COMPANY REORGANIZATION

Dated: November     , 2010

Oconee Federal Savings and Loan Association

Mutual Holding Company Reorganization

Marketing Materials*

TABLE OF CONTENTS

LETTERS
OTS Required Letter (Coded O)
Letter to Members (Eligible to Vote and Buy) (Coded M)
Letter to Closed Accountholders (Eligible to Buy, Not Vote) (Coded F)
Letter to Potential Investors (Community, Eligible Borrowers, Stockholder Prospects) (Coded C)
Mutual Securities, Inc. “Broker Dealer” Letter (Coded BD)
Mutual Securities, Inc. Letter to Friends (Coded BDF)
Member Proxy Card Flyer (Coded PF)
Member Reminder Proxygram - #1 (Coded PG1)
Member Reminder Proxygram - #2 (Coded PG2)
Member Reminder Proxygram - #3 (Coded PG3)
Final Reminder Proxygram (Optional) (Coded PGF)
Subscription and Community Offering Stock Order Acknowledgment Letter
Letter to Interested Subscriber (Rejected Order)
Letter to Shareholder (Announcing completion of offering)
Letter to Interested Investor (Announcing order cut-backs)
Stock Certificate Mailing Letter

ADVERTISEMENTS/SIGNS
Branch Lobby Poster – Vote
Branch Lobby Poster – Buy (Optional)
Final Branch Lobby Poster (Optional)
Teller Counter Vote Reminder Notice (Optional)
Bank Website Vote Reminder Notice (Optional)
Recorded Message to High Vote Customers (Optional)
Notice to Target Group – Upcoming Mailing (Optional)
Community Meeting Invitation (Optional)
Community Meeting Newspaper Advertisement (Optional)
Local Tombstone Newspaper Advertisement (Optional)

FORMS
Member Proxy Card – Not included. Drafted by counsel / Filed as separate exhibit.
Stock Order Form – Not included. Filed as a separate exhibit.
Dot-Whack – Applied to top copy of multiple Order Forms in packets having multiple Order Forms.

OTHER
Q&A Brochure
Community Meeting Presentation (Optional) – Not included. Filed as a separate exhibit.

Office of Thrift Supervision Guidance for

Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS) Consumer Inquiries at (800) 842-6929. The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the Stock Information Center phone number, listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

(over)

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•

Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•

“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•

Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•

Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

[OCONEE FEDERAL FINANCIAL CORP. LOGO]

Dear Oconee Federal Savings and Loan Association Depositor:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Reorganization and Stock Issuance Plan (the “Plan”), Oconee Federal Financial Corp. is conducting an initial public offering of its common stock. To accomplish this reorganization, Oconee Federal Savings and Loan Association will become a subsidiary of Oconee Federal Financial Corp., and our organization will reorganize from the mutual (meaning no stockholders) to the mutual holding company structure, partially owned by stockholders. Also, in connection with the reorganization, we are forming a charitable foundation to support charitable causes with the communities we serve. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure with important information about the Plan, the proxy vote, the stock offering and the charitable foundation.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval to implement the Plan and to establish a charitable foundation, the Plan and the charitable foundation are also subject to approval by Oconee Federal Savings and Loan Association members. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN AND “AGAINST” THE CHARITABLE FOUNDATION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Oconee Federal Savings and Loan Association. Please vote all the Proxy Cards you receive – none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the YELLOW postage-paid envelope marked “PROXY RETURN”. Our Board of Directors urges you to vote “FOR” the Plan and “FOR” the charitable foundation.

Please note:

•

The account number, interest rate and other terms of your existing deposit accounts and loans will not change as a result of the reorganization. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	You will continue to enjoy the same services with the same branch offices and staff.

•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As an eligible Oconee Federal Savings and Loan Association depositor, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering, before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Before making an investment decision, please read the enclosed materials carefully. If you are interested in purchasing shares of common stock of Oconee Federal Financial Corp., complete the enclosed stock order form and return it, with full payment, in the BLUE postage-paid envelope marked “STOCK ORDER RETURN”. Stock order forms and full payment must be received (not postmarked) by 1:00 p.m., Eastern Time, on [Offering expiration date]. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future and, together with our Board of Directors, I thank you for your continued support as an Oconee Federal Savings and Loan Association customer.

Sincerely,

T. Rhett Evatt

Chairman, President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at 1-(864) 885-2261,

from 9:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

[OCONEE FEDERAL FINANCIAL CORP. LOGO]

Dear Friend:

I am pleased to tell you about an opportunity to invest in Oconee Federal Financial Corp., a newly-formed corporation to become the parent company of Oconee Federal Savings and Loan Association. Oconee Federal Financial Corp. is offering shares of its common stock for sale at $10.00 per share. No sales commission will be charged to purchasers in this offering.

Our records indicate that you were a depositor of Oconee Federal Savings and Loan Association at the close of business on June 30, 2009 or September 30, 2010 or, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering, before any shares are made available for sale to the general public.

Before making an investment decision, please read the enclosed materials carefully. If you are interested in purchasing shares of common stock of Oconee Federal Financial Corp., complete the enclosed stock order form and return it, with full payment, in the BLUE postage-paid envelope marked “STOCK ORDER RETURN”. Stock order forms and full payment must be received (not postmarked) by 1:00 p.m., Eastern Time, on [Offering expiration date]. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as an Oconee Federal Financial Corp. stockholder.

Sincerely,

T. Rhett Evatt

Chairman, President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by Oconee Federal Savings and Loan Association, Oconee Federal Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at 1-(864) 885-2261,

from 9:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

[OCONEE FEDERAL FINANCIAL CORP. LOGO]

Dear Friend:

I am pleased to tell you about an opportunity to invest in Oconee Federal Financial Corp., a newly-formed corporation to become the parent company of Oconee Federal Savings and Loan Association. Oconee Federal Financial Corp. is offering shares of its common stock for sale at $10.00 per share. No sales commission will be charged to purchasers in this offering.

Before making an investment decision, please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed stock order form and return it, with full payment, in the BLUE postage-paid envelope marked “STOCK ORDER RETURN”. Stock order forms and full payment must be received (not postmarked) by 1:00 p.m., Eastern Time, on [Offering expiration date]. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as an Oconee Federal Financial Corp. stockholder.

Sincerely,

T. Rhett Evatt

Chairman, President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by Oconee Federal Savings and Loan Association, Oconee Federal Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at 1-(864) 885-2261,

from 9:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

[MUTUAL SECURITIES, INC. LETTERHEAD]

Dear Sir/Madam:

At the request of Oconee Federal Financial Corp., we are enclosing materials regarding the offering of shares of Oconee Federal Financial Corp. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Mutual Securities, Inc. has been retained by Oconee Federal Financial Corp. as selling agent in connection with the stock offering.

Sincerely,

MUTUAL SECURITIES, INC.

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

[MUTUAL SECURITIES, INC. LETTERHEAD]

                    , 2010

To Our Friends:

We are enclosing material in connection with the stock offering by Oconee Federal Financial Corp., the proposed mid-tier holding company for Oconee Federal Savings and Loan Association.

Mutual Securities, Inc. is acting as financial and marketing advisor in connection with the subscription and community offering, which will conclude at 1:00 p.m. Eastern Time on [Offering expiration Date]. In the event that all the stock is not sold in the subscription and community offering, Mutual Securities, Inc. may form and manage a syndicated community offering to sell the remaining stock.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call the Stock Information Center at 1 (864) 885-2261.

Sincerely,

MUTUAL SECURITIES, INC.

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by Oconee Federal Savings and Loan Association, Oconee Federal Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

IMPORTANT NOTICE

THIS PACKAGE INCLUDES

PROXY CARD(S)

REQUIRING YOUR VOTE.

IF MORE THAN ONE PROXY

CARD IS ENCLOSED,

PLEASE PROMPTLY VOTE

EACH CARD.

NONE ARE DUPLICATES!

THANK YOU.

[OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION LOGO]

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card(s).

Vote by mail using the enclosed YELLOW postage-paid envelope.

You may receive a courtesy telephone call.

Please feel free to ask questions of our agent.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR”

THE PLAN OF REORGANIZATION AND “FOR” THE CHARITABLE FOUNDATION.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF REORGANIZATION AND

“AGAINST” THE CHARITABLE FOUNDATION.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

COMMON STOCK DURING THE OFFERING.

THE PLAN OF REORGANIZATION CHANGES OUR FORM OF

CORPORATE ORGANIZATION, BUT WILL NOT RESULT IN

CHANGES TO OUR STAFF, MANAGEMENT OR YOUR

DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are

duplicates!

QUESTIONS?

Please call our Information Center at 1-(864) 885-2261,

Monday through Friday, 9:00 a.m. to 4:00 p.m., Eastern Time.

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED PROXY

CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

You may receive a courtesy telephone call. Please feel free to ask questions of our agent.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE VOTE.

YOUR VOTE CANNOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF

REORGANIZATION AND “AGAINST” THE CHARITABLE FOUNDATION.

Your Board of Directors urges you to vote “FOR” the Plan of Reorganization and “FOR” the charitable foundation.

VOTING DOES NOT AFFECT YOUR OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION

DEPOSIT ACCOUNTS

OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center at 1-(864) 885-2261,

Monday through Friday, 9:00 a.m. to 4:00 p.m., Eastern Time.

[OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION LOGO]

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF REORGANIZATION

AND “AGAINST” THE CHARITABLE FOUNDATION.

In order to implement the Plan of Reorganization we must

obtain the approval of our depositors.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card.

Your vote cannot be counted twice!

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center at 1-(864) 885-2261,

Monday through Friday, 9:00 a.m. to 4:00 p.m., Eastern Time.

[OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION LOGO]

FINAL REMINDER PROXYGRAM - (Optional)

(Depending on vote status and number of days until the special meeting, this can be mailed. It can be personalized, as shown - or a short, non-personalized version can print on a postcard.

[Oconee Federal Savings and Loan Association Letterhead]

Dear Oconee Federal Savings and Loan Association Depositor,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the Plan of Reorganization and “Against” the establishment of the charitable foundation. It is important that you vote by signing and returning ALL Proxy Cards as soon as possible. You may place your signed card(s) in the envelope provided, or bring it in to your local branch office.

If you are unsure whether you voted, don’t worry. Your vote cannot be counted twice.

I appreciate your participation.

Sincerely,

T. Rhett Evatt Chairman, President and Chief Executive Officer

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Oconee Federal Financial Corp. Letterhead]

[imprinted with name & address of subscriber]

Date

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of Oconee Federal Financial Corp. common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center at 1-(864) 885-2261, Monday through Friday, from 9:00 a.m. to 4:00 p.m., Eastern Time. Please refer to the batch and order number listed below when contacting our Stock Information Center.

Stock Registration:

Name1

Name2

Name3

Street1

Street2

City, State Zip

Other Order Information:

Batch #:

Order #:

Number of Shares Requested:

Offering Category: (subject to verification; see descriptions below)

Ownership Type:

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Purchase limitations and share allocation procedures in the event of an oversubscription are described in the Prospectus dated November     , 2010, in the section entitled “The Reorganization and the Offering” under the headings “Subscription Offering” and “Subscription Rights,” “Community Offering” and “Limitations on Purchases of Shares.”

The offering period ends at 1:00 p.m., Eastern Time, on [Offering expiration date]. We are then required to receive final regulatory approval before stock certificates can be mailed and the newly issued shares can begin trading. This may not occur for several weeks after [Offering expiration date]. Your patience is appreciated.

Thank you for your order,

OCONEE FEDERAL FINANCIAL CORP.

Offering Category Descriptions:

1.	Depositors with accounts at Oconee Federal Savings and Loan Association with aggregate balances of at least $50 at the close of business on June 30, 2009;

2.	Oconee Federal Savings and Loan Association’s tax-qualified employee plans;

3.	Depositors with accounts at Oconee Federal Savings and Loan Association with aggregate balances of at least $50 at the close of business on September 30, 2010;

4.	Depositors of Oconee Federal Savings and Loan Association at the close of business on [Voting record date] including borrowers from Oconee Federal Savings and Loan Association as of October 21, 1991; and

5.	Persons residing in the South Carolina counties of Oconee and Pickens.

[OCONEE FEDERAL FINANCIAL CORP. LOGO]

Date

Dear Interested Subscriber:

We regret to inform you that Oconee Federal Savings and Loan Association and Oconee Federal Financial Corp., the holding company for Oconee Federal Savings and Loan Association, did not accept your order for shares of Oconee Federal Financial Corp. common stock in its community offering. This action is in accordance with our plan of reorganization, which gives Oconee Federal Savings and Loan Association and Oconee Federal Financial Corp. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your subscription was paid for by check, enclosed is your original check.

Oconee Federal Financial Corp.

Stock Information Center

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by Oconee Federal Savings and Loan Association, Oconee Federal Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

[OCONEE FEDERAL FINANCIAL CORP. LOGO]

                     , 2011

Dear Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for      shares at a price of $10.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on                      , 2011; this is your stock purchase date. Trading will commence on the Nasdaq Capital Market under the symbol “OFED” on                      , 2011.

Thank you for your interest in Oconee Federal Financial Corp. Your stock certificate will be mailed to you shortly.

Oconee Federal Financial Corp.

Stock Information Center

The shares of common stock being offered are not deposits or savings accounts and are not insured or guaranteed by Oconee Federal Savings and Loan Association, Oconee Federal Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

[OCONEE FEDERAL FINANCIAL CORP. LOGO]

                     , 2011

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in Oconee Federal Financial Corp. and hope you become an owner of our stock in the future. The stock is expected to trade on the Nasdaq Capital Market under the symbol “OFED” on                      , 2011.

Oconee Federal Financial Corp.

Stock Information Center

The shares of common stock being offered are not deposits or savings accounts and are not insured or guaranteed by Oconee Federal Savings and Loan Association, Oconee Federal Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

STOCK CERTIFICATE MAILING LETTER

[Oconee Federal Financial Corp. Letterhead]

Dear Stockholder:

I would like to welcome you as a stockholder of Oconee Federal Financial Corp. A total of [■] shares were purchased by investors at $10.00 per share. Thank you for your investment and your confidence in our organization.

Your stock certificate is enclosed. We recommend that you keep it in a safe place, such as in a safety deposit box or deposited with a brokerage firm. Replacing a lost or destroyed stock certificate can be a costly and lengthy process.

Carefully review the certificate to make sure the registration name and address are correct. If you find an error or have questions about your certificate, please contact our Transfer Agent immediately:

on the web:

www.rtco.com

by mail:

Registrar and Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016

by phone:

(800) 368-5948

by email:

info@rtco.com

If the enclosed stock certificate must be forwarded to the Transfer Agent, we recommend that you deliver it using insured, registered mail. If you change your address, please notify the Transfer Agent immediately, so that you will continue to receive all stockholder communications.

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check. It reflects interest at the Oconee Federal Savings and Loan Association’s passbook rate of 0.50%, calculated from the date your funds were processed until                     , 2011.

If your stock order was paid in full or in part by authorizing a withdrawal from an Oconee Federal Savings and Loan Association deposit account, the withdrawal was made on                     , 2011. Until then, interest was earned at your contract rate, and the interest remains in your account.

Oconee Federal Financial Corp. common stock trades on the Nasdaq Capital Market under the symbol “OFED.”

Thank you for sharing in our company’s future.

Sincerely,

T. Rhett Evatt Chairman, President and Chief Executive Officer

BRANCH LOBBY POSTER – VOTE

[This notice should be printed by Oconee Federal Savings and Loan Association, and should be placed in branches after the stock offering commences, in one or more ways: on an easel, on the front doors, at teller windows, on counters, at customer service/branch manager’s desk.]

HAVE YOU VOTED YET?

We would like to remind depositors to vote on our Plan of Reorganization and charitable foundation.

•	The Plan of Reorganization will not result in changes to our staff or your account relationships with Oconee Federal Savings and Loan Association.

•	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting “FOR” the Plan of Reorganization and “FOR” the establishment of the charitable foundation.

If you have questions about voting, call our Information Center at (864) 885-2261 from 9:00 a.m. to 4:00 p.m., Monday through Friday. Our Information Center is closed on weekends and bank holidays.

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. Common stock shares are not deposits or savings accounts and are not insured or guaranteed by Oconee Federal Savings and Loan Association, Oconee Federal Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR STOCK OFFERING EXPIRES [OFFERING EXPIRATION DATE]

We are conducting an offering of shares of our common stock.

UP TO 1,821,600 SHARES

COMMON STOCK

$10.00 Per Share

THIS OFFERING EXPIRES AT 1:00 p.m., ON [OFFERING EXPIRATION DATE]

******************************

If you have questions about the stock offering,

call our Stock Information Center at 1- (864) 885-2261,

from 9:00 a.m. to 4:00 p.m., Monday through Friday.

Our Stock Information Center is closed on weekends and bank holidays.

OCONEE FEDERAL FINANCIAL CORP. [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by Oconee Federal Savings and Loan Association, Oconee Federal Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (Optional)

[To encourage “late” voting. Teller counter vote reminder notices can accompany this poster.]

PLEASE VOTE TODAY!!!

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF REORGANIZATION.

AND “AGAINST” THE CHARITABLE FOUNDATION.

If you are unsure whether you voted already, please call (864) 885-2261. Your vote cannot be counted twice!

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE

“FOR” THE PLAN OF REORGANIZATION

AND “FOR” THE CHARITABLE FOUNDATION.

THANK YOU!

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. Common stock shares are not deposits or savings accounts and are not insured or guaranteed by Oconee Federal Savings and Loan Association, Oconee Federal Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

TELLER COUNTER VOTE REMINDER NOTICE - (Optional)

PLEASE VOTE TODAY!!!

You may have received a large white envelope containing Proxy Card(s) to be used to vote on our organization’s Plan of Reorganization and the establishment of a charitable foundation. If you received Proxy Card(s), but have not voted, please do so. If you have questions about voting, call our Information Center at 1-(864) 885-2261, Monday through Friday, 9:00 a.m. to 4:00 p.m., Eastern Time.

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE

“FOR” THE PLAN OF REORGANIZATION

AND “FOR” THE CHARITABLE FOUNDATION.

THANK YOU!

OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION [LOGO]

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT!

Our eligible depositors as of [Voting record date] recently received Proxy Card(s) to be used to cast votes regarding Oconee Federal Savings and Loan Association’s Plan of Reorganization and the proposed charitable foundation.

If you received Proxy Cards, please vote by mail today. We hope that you will vote “FOR” the Plan of Reorganization and “FOR” the establishment of the charitable foundation. If you have questions about voting, please call our Information Center at (864) 885-2261, Monday through Friday, 9:00 a.m. to 4:00 p.m., Eastern Time.

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS - (Optional)

[This automatic dial message, meant to encourage customers to open offering/proxy packages, would be used one time - right after initial packages are mailed.]

“Hello- This is Rhett Evatt, President and CEO of Oconee Federal Savings and Loan Association calling with a quick message. Within the next few days you will receive from us a package or packages asking you to vote on an item of importance to our savings and loan association. Please help us by opening the package and voting PROMPTLY. The materials will include a phone number if you have questions. Next week, you may receive a phone call from one of our agents. Feel free to ask questions. Thank you for voting. We appreciate your business and look forward to continuing to serve you as a valued customer of Oconee Federal Savings and Loan Association.”

NOTICE TO TARGET GROUP – UPCOMING MAILING - (Optional)

[Post card to be mailed first class soon after effectiveness, to the target group.]

[OCONEE FEDERAL SAVINGS AND LOAN ASSOCIATION LOGO]

Dear Depositor,

Within the next several days you will receive from us a large package or packages asking you to vote on an item of importance to our savings and loan association. Please help us by opening the package and voting PROMPTLY. The materials will include a phone number if you have questions. Next week, you may receive a phone call from one of our agents. Feel free to ask questions.

We appreciate your business and look forward to continuing to serve you as a valued customer of Oconee Federal Savings and Loan Association.

T. Rhett Evatt Chairman, President and CEO

[OCONEE FEDERAL FINANCIAL CORP. LOGO]

Please join us.

You are cordially invited to an INFORMATIONAL MEETING to learn more about the offering of Oconee Federal Financial Corp. common stock and the business of Oconee Federal Savings and Loan Association.

Senior executive of Oconee Federal Savings and Loan Association will present information about the stock offering and answer your questions.

Date , 2010 PM Location Address Date , 2010 PM Location Address

For reservations at one of these meetings, please call:

Oconee Federal Financial Corp. Stock Information Center 1-(864)885-2261

9:00 AM to 4:00 PM Eastern Time, Monday through Friday, except weekends and bank holidays.

This invitation is neither an offer to sell nor a solicitation of an offer to buy common stock.

Common stock shares are not deposits or savings accounts and are not insured or guaranteed by Oconee Federal Savings and Loan Association, Oconee Federal Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

COMMUNITY MEETING NEWSPAPER ADVERTISEMENT – (Optional)

[Ads may be appropriate for some, not all, market areas.]

[OCONEE FEDERAL FINANCIAL CORP. LOGO]

Proposed Holding Company for Oconee Federal Savings and Loan Association

UP TO 1,821,600 SHARES

COMMON STOCK

$10.00 Per Share

Purchase Price

Oconee Federal Financial Corp. is conducting an offering of its common stock. Shares may be purchased directly from Oconee Federal Financial Corp. without sales commissions or fees, during the offering period.

You Are Cordially Invited.…

To an informational meeting to learn about the offering of Oconee Federal Financial Corp. common stock and the business of Oconee Federal Savings and Loan Association.

                    , 2010

    :00 p.m.

[Oconee Federal Savings and Loan Association]

201 E. North Second Street

Seneca, South Carolina 29678

To make a reservation or to receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center at 1-(864) 885-2261,

from 9:00 a.m. to 4:00 p.m., Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

THIS OFFERING EXPIRES AT 1:00 p.m., ON [OFFERING EXPIRATION DATE].

This advertisement is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by Oconee Federal Savings and Loan Association, Oconee Federal Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

LOCAL TOMBSTONE NEWSPAPER ADVERTISEMENT – (Optional)

[Ads may be appropriate for some, not all, market areas.]

[OCONEE FEDERAL FINANCIAL CORP. LOGO]

Proposed Holding Company for Oconee Federal Savings and Loan Association

UP TO 1,821,600 SHARES

COMMON STOCK

$10.00 Per Share

Purchase Price

Oconee Federal Financial Corp. is conducting an offering of its common stock. Residents of Oconee and

Pickens Counties have a priority in the community offering. Shares may be purchased directly from

Oconee Federal Financial Corp. without sales commissions or fees, during the offering period.

This offering expires at 1:00 p.m., on [Offering expiration date].

To receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center at 1-(864) 885-2261,

from 9:00 a.m. to 4:00 p.m., Monday through Friday.

Our Stock Information Center is closed on weekends and bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by Oconee Federal Savings and Loan Association, Oconee Federal Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

Dot-Whack – (Applied to top copy of multiple Proxy / Stock Order Forms in packets having multiple proxy cards)

[A dot-whack is similar in concept to a post-it note – easily removable by the reader. It calls attention to a desired action – in this case encouraging the customer to sign and return ALL proxies, rather than just the top card. The dot whack will be applied to an area below the signatures of the proxy card and onto the Stock Order Form in a manner so as to not cover any text targeted for the customer’s use.]

Along the bottom edge in small type will be “Remove this DOT before mailing”.

[OCONEE FEDERAL FINANCIAL CORP. LOGO]

Questions and Answers

About Our Reorganization

and Stock Offering

QUESTIONS AND ANSWERS

This pamphlet answers questions about the Oconee Federal Savings and Loan Association reorganization and the Oconee Federal Financial Corp. stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section. If you have further questions, call our Information Center at (864)885-2261, Monday through Friday from 9:00 a.m. to 4:00 p.m. EST.

ABOUT THE REORGANIZATION

Our Board of Directors has determined that the reorganization is in the best interests of Oconee Federal Savings and Loan Association, our customers, our stockholders and the communities we serve.

Q.	What is the reorganization and offering?

A.	Under our Plan of Reorganization and Stock Issuance Plan (the “Plan”), Oconee Federal Savings and Loan Association will reorganize from a mutual (meaning no stockholders) savings and loan association into the mutual holding company structure. This will be accomplished, in part, through the sale of shares of Oconee Federal Financial Corp. common stock. Oconee Federal MHC, a mutual holding company being formed by Oconee Federal Savings and Loan Association in connection with the reorganization, will own 65% of Oconee Federal Financial Corp’s outstanding common stock, 33% will be owned by investors in the offering and 2% will be contributed to the Oconee Federal Charitable Foundation. Oconee Federal Financial Corp. will own Oconee Federal Savings and Loan Association.

Q.	What is the Oconee Federal Charitable Foundation and why is it being established?

A.	In connection with the Reorganization, we intend to establish the Oconee Federal Charitable Foundation. The charitable foundation will support charitable causes and community development activities in the local communities we serve. The charitable foundation will be funded with a combination of Oconee Federal Financial Corp. common stock and cash.

Q.	What are the reasons for the reorganization and the offering?

A.	The primary reasons for our decision to reorganize into a mutual holding company and conduct the stock offering are to establish an organizational structure that will enable us to: (a) compete more effectively in the financial services marketplace; (b) offer our depositors, employees, management and directors an equity ownership interest in Oconee Federal Savings and Loan Association and thereby obtain an economic interest in its future success, which we expect will enhance our connection with our customers; (c) although we currently have capital well in excess of all applicable regulatory requirements, increase our capital to support future growth and profitability; (d) form a charitable foundation to benefit our local community and fund the foundation in part with shares of our common stock; and (e) increase our flexibility to structure and finance expansion of our operations, including the potential acquisition of other financial institutions (we do not currently have any understandings or agreements regarding any specific acquisition transaction).

Q.	Is Oconee Federal Savings and Loan Association considered “well-capitalized” for regulatory purposes?

A.	Yes. As of September 30, 2010, Oconee Federal Savings and Loan Association exceeded all regulatory capital requirements.

Q.	Will customers notice any change in Oconee Federal Savings and Loan Association’s day-to-day activities as a result of the reorganization and the offering?

A.	No. It will be business as usual. The reorganization is an internal change in our corporate structure. There will be no change to our Board of Directors, management, staff or branch offices. Oconee Federal Savings and Loan Association will continue to operate as an independent savings and loan association.

Q.	Will the reorganization and offering affect customers’ deposit accounts or loans?

A.	No. The reorganization and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limit.

THE PROXY VOTE – TWO PROPOSALS

Although we have received conditional regulatory approval, the Plan and the establishment of the charitable foundation are also subject to member approval.

Q.	Why should I vote on the Plan and on the Oconee Federal Charitable Foundation?

A.	Your votes “FOR” the Plan and “FOR” the establishment of the charitable foundation are extremely important. Oconee Federal Savings and Loan Association depositors as of [Voting record date] received a Proxy Card attached to a stock order form. Voter’s packages include a Proxy Statement describing the Plan and the establishment of the charitable foundation, which cannot be implemented without member approval.

Our Board of Directors believes that reorganizing into the mutual holding company organizational form will best support new loans and higher lending limits and the growth of Oconee Federal Savings and Loan Association’s banking franchise, provide an additional cushion against unforeseen risk, and expand its asset base, and that establishing and funding a charitable foundation will permit the communities in which Oconee Federal Savings and Loan Association operates to share in the financial success of the Association as a locally headquartered, community - oriented savings and loan association.

Q.	What happens if I don’t vote?

A.	Not voting all the Proxy Cards you receive will have the same effect as voting “Against” the Plan and “Against” the charitable foundation. Without sufficient favorable votes, we cannot proceed with the reorganization, the related stock offering and the charitable foundation. Your vote is very important.

Q.	How do I vote?

A.	Mark your vote, sign each Proxy Card and return ALL the cards in the enclosed YELLOW postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the Special

Meeting of Members and decide to change your vote, you may do so, and any previously executed proxy will not be voted. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN AND THE CHARITABLE FOUNDATION.

Q.	How many votes are available to me?

A.	Depositors are entitled to one vote for each $100 on deposit. No depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one Proxy Card?

A.	If you had more than one deposit account on [Voting record date], you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards – please promptly vote ALL the Proxy Cards sent to you.

Q.	More than one name appears on my Proxy Card. Who must sign?

A.	The names reflect the title of your deposit account. Proxy Cards for joint deposit accounts require the signature of only one of the depositors. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing the card.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.	Oconee Federal Financial Corp. is offering for sale between 1,346,400 and 1,821,600 shares subject to an increase of 2,094,840 shares of common stock at $10.00 per share. No sales commission will be charged to the purchasers in the Offering.

Q.	Who is eligible to purchase stock during the stock offering?

A.	Pursuant to the Plan, non-transferable rights to subscribe for shares of Oconee Federal Financial Corp. common stock in the Subscription Offering have been granted in the following descending order of priority.

Priority #1 – Depositors with accounts at Oconee Federal Savings and Loan Association with aggregate balances of at least $50 at the close of business on June 30, 2009;

Priority #2 – Our tax-qualified employee benefit plans;

Priority #3 – Depositors with accounts at Oconee Federal Savings and Loan Association with aggregate balances of at least $50 at the close of business on September 30, 2010; and

Priority #4 – Depositors of Oconee Federal Savings and Loan Association at the close of business on [Voting record date] and borrowers from Oconee Federal Savings and Loan Association as of October 21, 1991 who maintain such borrowings as of the close of business on [Voting record date].

Shares not purchased in the Subscription Offering may be offered for sale in a Community Offering, with a preference given to persons residing in the South Carolina counties of Oconee and Pickens.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

Q.	I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my stock order form to take advantage of my priority as an eligible depositor?

A.	No! Subscription rights are non-transferable. Only persons eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible depositor(s). On occasion, unscrupulous people attempt to persuade depositors to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible depositors’ subscription rights in the offering. We urge you to read the enclosed “Office of Thrift Supervision Guidance for Accountholders” for more information on this important topic.

Q.	How may I buy shares during the Subscription and Community Offerings?

A.	Shares can be purchased by completing a stock order form and returning it, with full payment, so that it is physically received (not postmarked) by the offering deadline. Delivery of a stock order form may be made by mail, using the enclosed BLUE postage-paid envelope marked “STOCK ORDER RETURN”, by overnight courier to the indicated address on the stock order form, or by hand-delivery to Oconee Federal Savings and Loan Association’s executive office building, which is located at 201 E. North Second Street, Seneca, South Carolina. Hand-delivered stock order forms will only be accepted at this location and not at any other Oconee Federal Savings and Loan Association office.

Q.	What is the deadline for purchasing shares?

A.	To purchase shares in the Subscription or Community Offerings, you must deliver a properly completed and signed stock order form, with full payment, so that it is received (not postmarked) by 1:00 p.m., Eastern Time, on [Offering expiration date]. Acceptable methods for delivery of stock order forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order, payable to Oconee Federal Financial Corp. These will be cashed upon receipt. We cannot accept wires or third party checks. Oconee Federal Savings and Loan Association line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)	By authorized deposit account withdrawal of funds from Oconee Federal Savings and Loan Association deposit account(s). The stock order form section titled “Method of Payment – Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the stock order form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount and we will immediately withdraw the amount from your checking account. Also, IRA, other retirement, or pre-needs accounts held at Oconee Federal Savings and Loan Association may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	Will I earn interest on my funds?

A.	Yes. If you pay by personal check, bank check or money order, you will earn interest calculated at Oconee Federal Savings and Loan Association’s passbook savings rate from the day we process your payment until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Oconee Federal Savings and Loan Association deposit account(s), your funds will continue earning interest within the account, at the applicable deposit account rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	Are there limits to how many shares I can order?

A.	Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person, or persons exercising subscription rights through a single qualifying deposit account held jointly, is 25,000 ($250,000). Also, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 62,500 shares ($625,000), in all categories of the offering, combined. More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Reorganization and Offering – Limitations on Purchase of Shares.”

Q.	Is it possible that I will not receive any or all of the shares I ordered?

A.	Yes. If we receive orders in the offering for more shares than we have available to sell, we will allocate shares as described in the prospectus. If we are unable to fill your order, in whole or in part, you will receive a refund based upon your method of payment.

Q.	May I use my Oconee Federal Savings and Loan Association retirement account to purchase the shares?

A.

You may use some or all funds currently held by you in retirement accounts with Oconee Federal Savings and Loan Association. However, before you place your stock order, the funds you wish to use must be transferred from these accounts to a self-directed retirement account at an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Oconee Federal Savings and Loan Association or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the [Offering expiration date] offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are currently held.

Q.	May I use a loan from Oconee Federal Savings and Loan Association to pay for shares?

A.	No. Oconee Federal Savings and Loan Association, by regulation, may not extend a loan for the purchase of Oconee Federal Financial Corp. common stock during the offering. Similarly, you may not use Oconee Federal Savings and Loan Association line of credit checks to purchase stock during the offering.

Q.	May I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your executed stock order form may not be modified, amended or rescinded without our consent, unless the offering is not completed by [Extended offering expiration date], in which event subscribers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

Q.	Will the stock be insured?

A.	No. Like any common stock, Oconee Federal Financial Corp. stock will not be insured.

Q.	Will dividends be paid on the stock?

A.	Yes. After the reorganization, Oconee Federal Financial Corp. intends to pay regular quarterly cash dividends. The quarterly dividends are expected to equal $0.10 per share at each of the minimum, midpoint, maximum and adjusted maximum of the offering range, which represents an annual dividend yield of 4.0% based upon a stock price of $10.00 per share. The dividend rate and the continued payment of dividends will depend upon a number of factors, some of which include our capital requirements, our financial condition and our results of operations. We cannot guarantee that we will not reduce or eliminate dividends in the future.

Q.	Are officers and directors of Oconee Federal Financial Corp. planning to purchase stock?

A.	Yes. The officers and directors of Oconee Federal Financial Corp. and their associates plan to purchase, in the aggregate, $1,875,000 worth of stock or approximately 11.84% of the common stock offered at the midpoint of the offering range.

Q.	How will Oconee Federal Financial Corp. shares trade?

A.	Oconee Federal Financial Corp. common stock will trade on the Nasdaq Capital Market under the trading symbol “OFED,” upon completion of the stock offering.

Q.	If I purchase shares in the offering, when will I receive my stock certificate?

A.	Our transfer agent will send stock certificates by first class mail as soon as possible after completion of the stock offering. Although the shares of Oconee Federal Financial Corp. common stock will have begun trading, brokerage firms may require that you have received your stock certificate(s) prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the stock certificate will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Q.	Where can I call to get more information?

A.	For more information, refer to the enclosed Prospectus or call our Stock Information Center at 1-(864) 885-2261, from 9:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. Additional material may only be obtained from the Stock Information Center. To ensure that each purchaser receives a prospectus at least 48 hours prior to the end of the offering, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by Oconee Federal Savings and Loan Association, Oconee Federal Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

[OCONEE FEDERAL FINANCIAL CORP. LOGO]

P.O. Box 1039

Seneca, SC 29679-1039

Community Meeting
The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.  This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the Prospectus that is part of a
Registration Statement filed with the SEC.
, 2010

Forward-Looking Statements
This presentation contains forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions.  These forward-looking statements include:
• statements of our goals, intentions and expectations;
• statements regarding our business plans and prospects and growth and operating strategies;
• statements regarding the asset quality of our loan and investment portfolios; and
• estimates of our risks and future costs and benefits.
These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:
• our ability to manage our operations under the current adverse economic conditions nationally and in our market area;
• adverse changes in the financial industry, securities, credit and national and local real estate markets (including real estate values);
• changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments and inflation;
• further declines in the yield on our assets resulting from the current low market interest rate environment;
• risks related to high concentration of loans secured by real estate located in our market area;
• significant increases in our loan losses;
• potential increases in deposit and premium assessments;
• our ability to pay dividends and Oconee Federal, MHC’s ability to waive dividends;
• legislative or regulatory changes, including increased compliance costs resulting from the recently enacted financial reform legislation, that adversely affect our business and earnings;
• changes in the level of government support of housing finance;
• significantly increased competition with either depository and non-depository financial institutions;
• changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the authoritative accounting and auditing bodies;
• risks and costs related to becoming a publicly traded company; and
• changes in our organization, compensation and benefit plans.
Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-
looking statements.  Oconee Federal does not undertake, and specifically disclaims any obligation to update any forward-looking statements to reflect occurences or unanticipated events or circumstances after the date of such statements.

OconeeFederal
Savings and Loan Association

NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
Walhalla
Seneca
Westminster
Clemson
SOUTH CAROLINA
GEORGIA

OconeeFederal

Branch Locations
•
Main Office
115 E. North Second Street
Seneca, SC  29678
• Executive Office Annex
201 E. North Second Street
Seneca, SC  29678
• Seneca Branch
813 – 123 By-Pass
Seneca, SC  29678
• Wahalla Branch
204 W. North Broad Street
Wahalla, SC  29691
• Westminster Branch
111 W. Windsor Street
Westminster, SC  29693

Management Team
• T. Rhett
Evatt,
President & Chief Executive Officer and
Chairman of the Board of Directors
• Curtis T.
Evatt,
Executive Vice President & Chief Financial
Officer and Director
• Nancy T.
Carter,
Senior Vice President & Assistant Treasurer

Assets
$340,000
$320,000
$300,000
$280,000
$260,000
$240,000
$300,109
$296,872
$309,504
$311,584
$333,546
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Total Assets (In Thousands) 4

Other Assets, 2.2%
Cash & Investments, 18.6%
Loans, net, 79.2%
Cash & Investments
Loans, net
Other Assets

OconeeFederal

Asset Mix At June 30, 2010 5

Loans
$280,000
$260,000
$240,000
$220,000
$200,000
$180,000
$230,941
$234,855
$242,203
$245,969
$264,328
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Loans Receivable, net (In Thousands) 6

Construction & Land, 2.0%
Non-Residential, 3.5%
Home Equity, 0.2%
Consumer & Other, 0.4%
Multi-family, 0.1%
One-to-four family, 93.8%
One-to-four family
Multi-family
Home Equity
Non-Residential
Construction & Land
Consumer & Other

OconeeFederal

Loan Portfolio Mix As a % of Gross Loans at June 30, 2010 7

NPLs%
4.00%
3.00%
2.00%
1.00%
0.00%
0.30%
0.28%
0.52%
0.79%
1.49%
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Non-Performing Loans to Total Loans 8

NPAs%
4.00%
3.00%
2.00%
1.00%
0.00%
0.23%
0.22%
0.43%
0.66%
1.42%
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Non-Performing Assets to Total Assets 9

Deposits
$280,000
$260,000
$240,000
$220,000
$200,000
$180,000
$234,700
$237,091
$251,776
$252,750
$272,606
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Total Deposits (In Thousands) 10

NOW and Demand, 5.6%
MMDA, 3.4%
Regular Savings and Other, 11.8%
Certificates of Deposits - IRA, 21.8%
Certificates of Deposits - Other, 57.3%
NOW and Demand
MMDA
Regular Savings and Other
Certificates of Deposits - IRA
Certificates of Deposits - Other

OconeeFederal

Deposit Portfolio Mix At June 30, 2010 11

Equity
$60,000
$55,000
$50,000
$45,000
$40,000
$54,319
$56,273
$55,530
$57,068
$59,661
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Equity (In Thousands) 12

40.00%
35.00%
30.00%
25.00%
20.00%
15.00%
10.00%
5.00%
0.00%
17.86%
5.00%
12.86%
37.64%
6.00%
31.64%
38.20%
10.00%
28.20%
Tier 1 (Core) Capital
Tier 1 Risk-Based Capital
Risk-Based Capital
Actual
Requirement
Excess Capital

OconeeFederal

Regulatory Capital Ratios At June 30, 2010 13

Net Income
$3,000
$2,600
$2,200
$1,800
$1,400
$1,000
$2,873
$1,768
$1,494
$2,316
$2,593
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Net Income (In Thousands) 14

NIM%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
2.71%
2.25%
2.15%
2.65%
2.91%
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Net Interest Margin (As a Percent of Average Assets) 15

ROAA%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
0.94%
0.59%
0.50%
0.76%
0.80%
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Return on Average Assets 16

ROAE%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
5.34%
3.18%
2.67%
4.13%
4.43%
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Return on Average Equity 17

Pro Forma Data

At or For the Fiscal Year Ended June 30, 2010
Minimum of
Range
Midpoint of
Range
Maximum of
Range
Adjusted
Maximum of
Range
(Dollars in thousands, except per share amounts)
Shares Sold in Offering 1,346,400 1,584,000 1,821,600 2,094,840
Sale Price Per Share $         10.00 $         10.00 $         10.00 $         10.00
Gross Proceeds $       13,464 $       15,840 $       18,216 $       20,948
Shares Issued to MHC 2,652,000 3,120,000 3,588,000 4,126,200
Shares Issued to Charitable Foundation 81,600 96,000 110,400 126,960
Total Shares Outstanding 4,080,000 4,800,000 5,520,000 6,348,000
Pro Forma Stockholders' Equity ($000) $       68,938 $       71,003 $       73,068 $       75,443
Pro Forma Stockholders' Equity Per Share $         16.90 $         14.79 $         13.24 $         11.88
Price / Book Ratio 59.17% 67.61% 75.53% 84.18%
Price / Earnings Ratio 16.13 x 19.23 x 22.22 x 26.32 x
Fully-Converted Stockholders' Equity Per
Share $         22.71 $         20.60 $         19.04 $         17.69
Fully-Converted Price / Book Ratio* 44.03% 48.54% 52.52% 56.53%
Fully-Converted Price / Core Earnings Ratio* 16.95 x 20.41 x 23.81 x 28.57 x
* Assumes all shares were issued in the offering.

Preference Categories
1. Eligible Account Holders
Depositors who held at least $50 with us on June 30, 2009.
2. Employee Stock Ownership Plan (ESOP)
3. Supplemental Eligible Account Holders
Depositors, other than directors and officers of Oconee Federal Financial Corp. and
Oconee Federal Savings and Loan Association, who held at least $50 with us on
September 30, 2010, and do not qualify under priority (1) above.
4. Other Members
Depositors with us on [Voting record date], to the extent not already included in a prior category, and borrowers with us as of October 21, 1991 who maintain borrowings as of [Voting record date].
5. Local Community
Residents of Oconee and Pickens Counties, South Carolina.
6. General Community

Oconee Federal
Savings and Loan Association

"Serving Oconee County since 1924"

OconeeFederal

Thank you for your interest! 20